UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Abaxis, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

On May 18, 2018, Abaxis, Inc. (the “Company”) first provided a communication in substantially the form set forth below to certain suppliers, vendors and business partners of the Company.

Dear                     ,

On Wednesday, May 16, 2018, Abaxis announced it had entered into an agreement to be acquired by Zoetis, a leading animal health company with global scale in the discovery, development, manufacture and marketing of veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services.

While we work to close the transaction, which we expect to do before the end of this year, subject to customary closing conditions including regulatory approvals and the approval of Abaxis shareholders, Zoetis and Abaxis will continue to operate as separate companies and you should continue to work with your current business contacts at each company. We will provide ongoing updates and keep you informed as the acquisition process progresses.

We look forward to continuing our relationship with you and the additional opportunities that this transaction provides.

We are excited about the future and the opportunities ahead. As always, we value your partnership and thank you for your business.

For more information, please reference our press release HERE:

Sincerely,

Cautionary Statement Regarding Forward-Looking Information

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. Zoetis Inc. (“Zoetis”) and Abaxis, Inc. (“Abaxis”) caution readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Zoetis and Abaxis; the outcome of any legal proceedings that may be instituted against Zoetis or Abaxis; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or Abaxis shareholder approval or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Zoetis and Abaxis do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the acquisition and integration of Abaxis successfully; and other factors that may affect future results of Zoetis and Abaxis. Additional factors that could cause results to differ materially from those described above can be found in Zoetis’ Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the Securities and Exchange Commission (the “SEC”) and in other documents Zoetis files with the SEC, and in Abaxis’s Annual Report on Form 10-K for the year ended March 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, which are on file with the SEC and in other documents Abaxis files with the SEC.

Important Additional Information

In connection with the proposed transaction between Zoetis and Abaxis, Abaxis expects to file with the SEC a proxy statement of Abaxis, as well as other relevant documents concerning the proposed transaction. This communication is not a substitute for the proxy statement or for any other document that Abaxis may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Abaxis’s shareholders for their consideration. Before making any voting decision, shareholders of Abaxis are urged to read the proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. Shareholders of Abaxis will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Zoetis and Abaxis, without charge, at the SEC’s website ( http://www.sec.gov ). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587, Attention: Secretary; telephone: (510) 675-6500, or from Abaxis’ website, www.abaxis.com.

Participants in the Solicitation

Abaxis, Zoetis and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Abaxis’ directors and executive officers is available in Abaxis’ definitive proxy statement, which was filed with the SEC on September 19, 2017, and certain of its Current Reports on Form 8-K. Information regarding Zoetis’ directors is available in Zoetis’ definitive proxy statement, which was filed with the SEC on April 2, 2018, and information regarding Zoetis’ executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 15, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the SEC in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

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